Exhibit 13.1

ChipMOS TECHNOLOGIES (Bermuda) LTD.

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned, Shih-Jye Cheng, Chairman and Chief Executive Officer of ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”), hereby certifies, to his knowledge, that the Company’s Annual Report on Form 20-F for the year ended December 31, 2013, as amended by Amendment No. 1 on Form 20-F/A (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for, the periods presented in the Report.

The foregoing certification is being furnished pursuant to 18 U.S.C. §1350 solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002, is not intended to be used or relied upon for any other purpose and is not being filed as part of the Report or as a separate disclosure document.

Date: December 31, 2014

/s/ Shih-Jye Cheng
Name:	Shih-Jye Cheng
Title:	Chairman and Chief Executive Officer